SUBSCRIPTION AGREEMENT

Digital Caddies, Inc.

15210 N Scottsdale Rd., Suite 280

Scottsdale, AZ 85254

Phone: 480-626-2423

A. Instructions.

Each person considering subscribing for Units of the Company should review the following i:

1. Subscription. Please complete, execute and deliver to the Company an executed copy of this Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

2. Sale and Issuance of Units. Subject to the terms and conditions of this Agreement, each Subscriber agrees to purchase, and upon payment of the Purchase Price (as defined below), the Company agrees to sell and issue to each Subscriber a unit or units (the “Unit” or “Units”). Each Unit shall consist of the following:

(i) Two (2) shares of the common stock, $.001 par value (the “Common Stock”) of the Company; and,

(ii) One (1) common stock purchase warrant which provide holder the right to purchase one (1) share of the Common Stock of the Company, which shall be exercisable immediately and have a term of five (5) years with an exercise price of $0.40 per share.

3. Purchase Price. The Purchase Price is $0.40 per Unit (the “Purchase Price”)

4. Payment. Payment for the amount of the Units subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the Company), of a check, certified funds or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on such date specified in such notice (unless the closing date is extended in the sole discretion of the Company). There is no minimum aggregate amount of Units which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications.

All documents and check should be forwarded to:

Digital Caddies, Inc.

15210 N Scottsdale Rd., Suite 280

Scottsdale, AZ 85254

Phone: 480-626-2423

Attention: Brad Nightingale

THE PURCHASE OF UNITS OF DIGITAL CADDIES, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF DIGITAL CADDIES, INC. UNITS SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the "Subscriber") hereby subscribes for that number of Units (the "Units") of the Company set forth below, upon and subject to the terms and conditions set forth in the Company's final prospectus filed on Form 424(b)(3) and dated _________, 2014 (the "Prospectus").

The Subscriber acknowledges, represents and warrants as of the date of this Subscription Agreement that:

1. no person has made to the Subscriber any written or oral representations:

(a) that any person will resell or repurchase the Units,

(b) that any person will refund the purchase price of the Units, or

(c) as to the future price or value of the Units;

2. the Company has provided to the Subscriber a copy of the Prospectus and has made available a copy of the Company's Registration Statement on Form S-1 filed on ________________, 2014; and,

3. the representations, warranties and acknowledgements of the Subscriber contained in this Section will survive the closing of this Agreement.

Total Number of Units to be Acquired: ____________________________

Amount to be paid (Purchase Price of $0.40 USD per Unit): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of _______________, 2014.

NAME: (PRINT) as it should appear on the Certificate:

__________________________________________________________________

ADDRESS:

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

If Joint Ownership, check one (all parties must sign above):

☐ Joint Tenants with Right of Survivorship

☐ Tenants in Common

☐ Community Property

If Fiduciary or a Business or an Organization, check one:

☐ Trust

☐ Estate

☐ Power of Attorney

Name and Type of Business Organization: __________________________________________________

IDENTIFICATION AUTHENTICATION REQUIRED [ATTACH PHOTOCOPY OF ID]

Below is my (check one)

☐ Government ID# - ☐ Social Security# - ☐ Passport#

#__________________________

SIGNATURE: ___________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of Digital Caddies, Inc. this ______ day of ____________________, 2014.

By: _____________________________

Brad Nightingale, CEO